Exhibit 99.3

Alleghany - Transatlantic Combination Investor Call 11.21.11

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Alleghany and Transatlantic operate and beliefs of and assumptions made by Alleghany and management and Transatlantic management, involve uncertainties that could significantly affect the financial results of Alleghany or Transatlantic or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving Alleghany and Transatlantic, including future financial and operating results, the combined company’s plans, objectives, ratings, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to creating value for stockholders, increasing capital and investments, achieving diversification and returns with minimal integration risk, maintaining financial ratings, integrating our companies, providing stockholders with a more attractive currency, and the expected timetable for completing the proposed transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the ability to successfully integrate the our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve targets for investment returns, revenues, and book value per share; risks that the unsolicited exchange offer and consent solicitation commenced by Validus Holdings, Ltd. disrupt current plans and operation; changes in financial markets, interest rates and foreign currency exchange rates; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of each party’s loss reserves; the cyclical nature of the property and casualty insurance industry; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Alleghany and Transatlantic from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither Alleghany nor Transatlantic undertakes any duty to update any forward-looking statements contained in this press release.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Alleghany intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Alleghany and Transatlantic that also constitutes a prospectus of Alleghany. Transatlantic and Alleghany also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Alleghany and Transatlantic with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Alleghany at Alleghany Corporation, 7 Times Square Tower, New York, New York 10036.

Alleghany and Transatlantic and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Alleghany’s directors and executive officers is available in Alleghany’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Stockholders. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Alleghany or Transatlantic using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Validus Exchange Offer

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the exchange offer commenced by Validus Holdings, Ltd. (“Validus”), Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus exchange offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.

Additional Information about the Validus Consent Solicitation

On November 3, 2011, Validus filed an amended preliminary consent solicitation statement with the SEC relating to Validus’s proposals to, among other things, remove seven of Transatlantic’s directors and nominate three new directors to the Transatlantic Board. Transatlantic has filed with the SEC a preliminary consent revocation statement on Schedule 14A (the “Preliminary Revocation Statement”) in connection with Validus’s solicitation of written consents. Investors and security holders are urged to read the Preliminary Revocation Statement and Transatlantic’s definitive consent revocation statement, when it is available, because they contain important information. Investors can get the Preliminary Revocation Statement, the definitive revocation statement, when it is available, and any other relevant documents for free at the SEC’s website (www.sec.gov). You may also obtain these documents for free by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.

Transatlantic, Alleghany and their respective directors and executive officers may be deemed to be participants in a solicitation of Transatlantic’s stockholders in connection with the Validus consent solicitation. Information about Transatlantic’s directors and executive officers, and a description of their direct or indirect interests, by security holdings or otherwise, is available in Transatlantic’s Preliminary Revocation Statement, which was filed with the SEC on September 20, 2011. Information about Alleghany’s directors and executive officers is available in Alleghany’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Stockholders.

Tom:

Good morning, and welcome to Alleghany Corporation and Transatlantic Holdings, Inc.’s joint investor conference call to discuss the combination of our companies. A press release announcing the transaction was issued earlier this morning and can be accessed through the appropriate section of Alleghany’s web site at www.alleghany.com, or the Investor Information page of Transatlantic’s corporate Web site at www.transre.com. There is also a slide presentation with additional details regarding the transaction. The presentation is available for download on each company’s Web site.

Presenting on today’s call will be Weston Hicks, President and Chief Executive Officer of Alleghany; Bob Orlich, Chief Executive Officer of Transatlantic; and Mike Sapnar, President of Transatlantic. Additional members of both companies’ leadership teams are here as well, and after the prepared comments, we will open the call for questions.

In addition, comments made on today’s call may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current assumptions and opinions concerning a variety of known and unknown risks. Actual results may differ materially from those contained in or suggested by such forward looking statements. Please refer to the full disclosures regarding the risks that may affect Alleghany, Transatlantic and the proposed transaction which may be found in the current reports on Form 8-k filed today by both Alleghany and Transatlantic.

Finally, please note that the following communication is not an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. We urge investors and security holders to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. In addition, Alleghany, Transatlantic and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these participants can be found in Alleghany’s and Transatlantic’s most recent proxy statements filed with the SEC and additional information regarding their interests will be contained in the joint proxy statement/prospectus to be filed by Alleghany and Transatlantic.

With that, I will turn the call over to Weston Hicks.

Weston Hicks:

Thank you Tom and thank you all for joining us this morning on such short notice. I am joined here today by both Bob, Mike and Joe and we will take questions after we have completed our formal remarks. Let me start by saying that this transaction creates what we believe is a terrific investment opportunity for stockholders, as well as a great business opportunity for both companies.

[Slide 3 – Key Terms] Let me briefly walk through the terms of the transaction. Under the definitive agreement, Transatlantic stockholders will receive consideration of $59.79 per share based on Alleghany’s closing share price on November 18, 2011, consisting of 0.145 shares of Alleghany common stock in a tax-free exchange and $14.22 in cash. Transatlantic stockholders may elect cash, or stock consideration, subject to proration in the event of oversubscription. On a pro forma basis, 51% of the combined company will be owned by Alleghany stockholders, and 49% by Transatlantic stockholders. Alleghany’s Board will be expanded from 11 to 14 members, with three Transatlantic directors filling the additional seats.

We are particularly pleased that the value-preserving and enhancing approach we are announcing today is one that brings together an exceptionally talented group of individuals to lead our combined efforts. In addition to providing for continuity of leadership at Transatlantic – with Bob Orlich continuing as a Transatlantic director and senior advisor, and Mike Sapnar becoming CEO as has already been announced – we will also welcome Joe Brandon, a veteran of the insurance industry who was most recently the CEO Berkshire Hathaway’s General Re, to serve as chairman of Transatlantic’s board, President of Alleghany Insurance Holdings and Executive Vice President of Alleghany. Joe’s proven management track record and deep understanding of the industry will be a great asset for what is already an exceptional team in place at Transatlantic.

The transaction has been approved by the boards of both companies and is subject to the approvals by the stockholders of both companies as well as customary regulatory approvals. Importantly we are pleased that this transaction has the support of Transatlantic’s largest stockholder, Davis Selected Advisers. In addition, members of the Kirby family, with longstanding ownership interests in Alleghany’s common stock, have agreed to vote in favor of the transaction. We expect the transaction to close in the first quarter of 2012.

In addition to the immediate premium that Transatlantic stockholders will receive for their shares, we believe the combination of our industry-leading insurance and reinsurance platforms, spanning U.S and global markets, will provide stockholders of both companies with significantly higher long-term value from the greater earnings potential of the combined enterprise. Importantly, the terms should also allow Transatlantic to maintain its “A” financial rating from A.M. Best and its “A+” rating from S&P. But before continuing I’d like to let Bob say a few words.

Bob Orlich:

Thanks Weston. I just wanted to quickly comment on our excitement surrounding this transaction. The transaction marks the culmination of a thorough process that has unfolded over the past several months. As we engaged with multiple parties in recent weeks, we carefully evaluated potential transactions on several key criteria. Those include:

•	a merger partner’s ability to offer compelling value for stockholders, both immediate and long-term;

•	maintaining Transatlantic’s strong ratings;

•	preserving the competitiveness and growth opportunity for our leading global reinsurance franchise; and,

•	providing reasonable certainty of completion.

We have said consistently that a merger transaction was not an imperative for Transatlantic, but after careful review, it was clear to us that Alleghany met all of our criteria and offered compelling value. That determination has resulted in the transaction we are presenting to you today. I’m going to let Weston and Mike handle the presentation, but I will just note that I believe this represents a great outcome for the Transatlantic franchise. That is good news for stockholders, as well as our employees and clients around the world. I want to thank everyone for their support over the past several months, including our largest stockholder, who has indicated their support for this transaction.

I’ll now turn the floor back to Weston.

Weston

[Slide 4 – Combination of leading specialty franchises] Now let’s take a look at what the combination of Transatlantic and Alleghany means from a business point of view. The two companies have significant complementary strengths. And when we bring them together, we will create a business with a leading franchise across specialty insurance and reinsurance lines, increased breadth for distribution, more underwriting diversification, improved financial strength and flexibility, and enhanced shareholder value creation opportunities. We’ve visited with the rating agencies and anticipate that both our financial strength and credit ratings will remain unchanged.

[Slide 5 – Alleghany profile] – Let me spend a couple of minutes on an overview of Alleghany and how Transatlantic will fit within our business model. With this combination, Transatlantic will become a semi-autonomous operating subsidiary, much like current operating subsidiaries Capitol Transamerica Corporation, a low-risk specialty insurer focused on small commercial and surety business, Pacific Compensation Corporation, and RSUI Group, Inc. a leader in E&S. RSUI has seen its stockholders equity increase from approximately $625 million at the time that we acquired it on July 1st 2003, to approximately $1.4 Billion at the end of the third quarter 2011, after nearly $200 million of net upstream dividends. In addition to our P&C companies, we have $1.2 Billion of other corporate investments.

[Slide 6 – Corporate Philosophy] We have a long-term conservative orientation with a focus on book value per share growth. We have a track record that proves the success of our operating model. Since 2000, we have had 8.8% compound annual growth in book value per share and a 6.2% compound annual growth in share price versus a negative 0.8% performance for the S&P 500. We believe our long-term conservative orientation will position us well for future growth.

[Slide 7 – Superior Underwriting Performance] On slide 7, you can see that the strength of our underwriting performance. All together, our combined ratio since 2003 has been 87% versus a peer group average of 89.8%. RSUI, in particular, it has generated $1 Billion in underwriting profits since we acquired it in January 2003.

[Slide 8 – Proven Investment Performance] Our equity portfolio performance demonstrates the strength of our proprietary investment capabilities. Since 2004, Alleghany has a record of superior portfolio performance, and our equity portfolio has exceeded market returns by five times, approximately 160% versus a 32% return for the S&P 500. Now let me turn the call over to Mike, who will provide some background from the Transatlantic perspective.

Mike Sapnar

[Slide 9 – Leading Global P&C Reinsurer] Thanks Weston. I’d like to provide a little additional background on Transatlantic for the benefit of those on the call who may not know us well. We are one of the world’s leading P&C reinsurance franchises. We have a 30-year track record – more than 20 as a public company – generating profitability and solid returns for our investors. We emphasize product line and geographic diversity, with 24 locations around the world staffed by local underwriters. Many of those locations have been operating for 20 years or more, an unusual characteristic for a reinsurer. Our on-the-ground presence around the world enables us to spot the best underwriting opportunities. We emphasize superior risk selection, often taking a lead underwriting position in our specialty business, and we’ve built very strong relationships with brokers and cedants. We run a pretty efficient business too, routinely generating revenue per employee above our peers and operating one of the most cost-efficient underwriting platforms in the industry. We have over $4 billion in capital and surplus and we are conservatively reserved.

[Slide 10 – Leader in Specialty Classes of Reinsurance] To give you a sense of our businesses, we are a market leader in specialty reinsurance, including #1 positions in both professional liability, which includes E&O and D&O, and medical malpractice, as ranked by the 2011 Flaspohler survey. We have deep underwriting expertise in these areas going back many years and we employ a very disciplined risk selection process.

[Slide 11 – Property Catastrophe] We are also a recognized leader in global property catastrophe underwriting, with a strong performance track record. We take a balanced approach to risk management that provides good opportunity to drive book value growth while also protecting our equity. We are operating within our risk tolerances in all zones and have the opportunity to put more capital to property cat as market conditions continue to improve.

[Slide 12 – Consistent and Long-Term Book Value Creation] For Transatlantic, the proof is in the results, and we’ve been delivering strong returns for our entire 30-plus year existence, including 12% compound annual book value per share growth since our IPO 20 years ago. This performance has been achieved over every kind of business and economic cycle, something that few if any public reinsurers can claim.

[Slide 13 – Transaction Consistent with Transatlantic’s Strategic Priorities] Our objective from the beginning has been to execute on a strategy to best position the Transatlantic franchise for the future, and provide meaningful value creation potential, for our stockholders. We believe our combination with Alleghany achieves this objective both now and over the long term.

It does so by giving us access to a leading US specialty insurance platform, preserving the competitive advantage we have with our strong ratings, and increasing our capital management flexibility. We have also talked about the importance of cultural fit in a business where our talent and our way of doing business are key assets –

Alleghany is a great fit in this respect, so we expect seamless integration.

I would also note that many of you have heard us address structural flexibility and gaining a path to an EU passport in prior comments made during our strategic review. While we will remain a US domiciled company under Alleghany’s ownership, with respect to EU passport, this is a strategic path we have been executing on a standalone basis and that work will continue. Notably, the access to capital at the holding company level ensures the financial capacity to complete this initiative. Also, we are benefiting from a transaction that adds no leverage to our strong balance sheet, and pairs our investment portfolio with an Alleghany team that has a stellar track record of generating market-beating investment returns.

In summary, the transaction aligns very well with our strategic priorities, and we are looking forward to demonstrating the power of this combination as we move forward together.

Now I would like to turn the call back to Weston to provide further perspective on this combination.

Weston:

[Slide 14 – Diversified operating portfolio] Thanks Mike. The industrial logic and strategic benefits of this transaction are compelling. The addition of Transatlantic as a wholly owned subsidiary of Alleghany will create an industry leader with pro forma net premiums written of $4.7 billion over the preceding 12 months, greater diversification of underwriting by product, geography, and risk class.

[Slide 15 – Strong combined balance sheet] Turning to slide 15, this transaction will produce significant accretion in Alleghany book value per share of 7%, and a very strong balance sheet with total capital of $7.2 billion. Furthermore, investments per share will increase materially.

[Slide 16 – A Winning Combination] – In conclusion, we believe this is a winning combination. It creates a leading franchise across specialty insurance and reinsurance, and combines disciplined underwriting with successful investing. We also benefit from a more diversified pool of underwriting risk by product and geography and an increased breadth of distribution. It will be lead by a strong, deep management team. We have a cultural fit that is expected to minimize integration risks. Finally, we will have the flexibility to allocate capital to the highest risk-adjusted return opportunities in insurance, reinsurance, investments and capital management. With that, we would now like to open the call to any questions. Operator…